                                                                                                Exhibit 23(b)

                                      OPPENHEIMER GLOBAL GROWTH & INCOME FUND
                                                   (the "Fund")

                                                      BY-LAWS
                                      (as amended through December 14, 2000)

                                                     ARTICLE I

                                                   SHAREHOLDERS

         Section 1.  Place of  Meeting.  All  meetings  of the  Shareholders  (which  terms as used  herein  shall,
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together  with all other terms  defined in the Amended and Restated  Declaration  of Trust dated July 14, 1995,  as amended from time to time,  have the same meaning as in the  Declaration  of Trust) shall be held at the  principal office of the Trust or at such other  place as may from time to time be  designated  by the Board of  Trustees  and stated in the notice of meting.

         Section  2.  Shareholder  Meetings.  Meetings  of the  Shareholders  for any  purpose or  purposes  may be
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called by the  Chairman of the Board of  Trustees,  if any,  or by the  President  or by the Board of Trustees  and
shall be called by the Secretary  upon receipt of the request in writing  signed by  Shareholders  holding not less than one third in amount of the entire  number of Shares  issued and  outstanding  and  entitled  to vote  thereat.
Such  request  shall  state the  purpose  or  purposes  of the  proposed  meeting.  In  addition,  meetings  of the
Shareholders  shall be  called  by the  Board of  Trustees  upon  receipt  of the  request  in  writing  signed  by
Shareholders  that hold in the  aggregate not less than ten percent in amount of the entire number of Shares issued and  outstanding and entitled to vote thereat,  stating that the purpose of the proposed  meeting is the removal of a Trustee.

         Section  3.  Notice  of  Meetings  of  Shareholders.  Written  or  printed  notice  of  every  meeting  of
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Shareholders,  stating  the time  and  place  thereof  (and the  general  nature  of the  business  proposed  to be transacted at any special or extraordinary  meeting),  shall be given to each Shareholder  entitled to vote at such meeting by leaving the same with each Shareholder at the  Shareholder's  residence or usual place of business or by mailing it, postage  prepaid and addressed to the  Shareholder's  address as it appears upon the books of the Fund.
In lieu thereof,  such notice also may be delivered by such other means, for example  electronic  delivery,  to the extent consistent with applicable laws.

         No notice of the time,  place or purpose of any meeting of  Shareholders  need be given to any Shareholder who  attends in person or by proxy or to any  Shareholder  who, in writing  executed  and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

         Section 4. Record Dates.  The Board of Trustees may fix, in advance,  a record date for the  determination
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of  Shareholders  entitled to notice of and to vote at any meeting of  Shareholders  and  Shareholders  entitled to receive any dividend payment or allotment of rights,  as the case may be. Only  Shareholders of record on such date and entitled to receive  such  dividends or rights shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

         Section 5. Access to  Shareholder  List.  The Board of Trustees  shall make  available a list of the names
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and  addresses of all  shareholders  as recorded on the books of the Trust,  upon receipt of the request in writing signed by not less than ten  Shareholders  of the Trust (who have been such for at least six months) holding in the aggregate the lesser of (i) Shares valued at $25,000 or more at current  offering  price (as defined in the Trust's
Prospectus),  or (ii) one  percent in amount of the entire  number of shares of the Trust  issued and  outstanding;
such  request  must  state that such  Shareholders  wish to  communicate  with  other  Shareholders  with a view to obtaining  signatures  to a  request  for a  meeting  pursuant  to  Section 2 of  Article  I of these  By-Laws  and accompanied  by a form of  communication  to the  Shareholders.  The  Board of  Trustees  may,  in its  discretion, satisfy its obligation under this Section 5 by either making  available the Shareholder  List to such  Shareholders at the principal  offices of the Trust, or at the offices of the Trust's  transfer agent,  during regular  business hours, or by mailing a copy of such  Shareholders'  proposed  communication and form of request,  at their expense, to all other Shareholders.

         Section  6.  Quorum,  Adjournment  of  Meetings.  The  presence  in person or by proxy of the  holders  of
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record  of more than 50% of the  Shares of the stock of the Trust  issued  and  outstanding  and  entitled  to vote thereat,  shall  constitute a quorum at all  meetings of the  Shareholders.  If at any meeting of the  Shareholders there shall be less than a quorum present,  the  Shareholders  present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall  attend,  but no business  shall be  transacted at any such adjourned  meeting  except such as might have been lawfully  transacted  had the meeting not been  adjourned.  This
Section 6 may be altered,  amended or repealed  only upon the  affirmative  vote of the holders of the  majority of all the Shares of the Trust at the time outstanding and entitled to vote.

         Section 7.  Adjournment of Meetings When Quorum  Present.  If a quorum is present but sufficient  votes in
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favor of one or more  proposals have not been  received,  any of the persons named as proxies or  attorneys-in-fact may propose and approve one or more  adjournments  of the meeting to permit  further  solicitation  of proxies with respect to any  proposal.  All such  adjournments  will  require the  affirmative  vote of a majority of the shares present in person or by proxy at the session of the meeting to be  adjourned.  Prior to any such  adjournment,  any lawful business may be transacted.

         Section 8. Voting and Inspectors.  At all meetings of shareholders,  every  shareholder of record entitled
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to vote at such  meeting  shall be entitled to vote at such  meeting  either in person or by proxy.  Proxies may be given by or on behalf of a Shareholder  in writing or by  electronic  means,  including by telephone,  facsimile or via the Internet.

         All  elections  of  Trustees  shall be had by a  plurality  of the votes cast and all  questions  shall be decided by a majority of the votes cast, in each case at a duly constituted  meeting,  except as otherwise provided in the Declaration of Trust or in these By-Laws or by specific  statutory  provision  superseding the  restrictions and limitations contained in the Declaration of Trust or in these By-Laws.

         At any election of Trustees,  the Board of Trustees prior thereto may, or, if they have not so acted,  the
Chairman of the meeting  may,  and upon the request of the holders of ten per cent (10%) of the Shares  entitled to vote at such election  shall,  appoint two inspectors of election who shall first  subscribe an oath or affirmation to execute  faithfully  the duties of inspectors at such  election  with strict  impartiality  and according to the best of their  ability,  and shall  after the  election  make a  certificate  of the result of the vote  taken.  No candidate for the office of Trustee shall be appointed such Inspector.

         The Chairman of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the  request of the  holders of ten per cent (10%) of the Shares  entitled to vote on such election or matter.

         Section 9. Conduct of  Shareholders'  Meetings.  The meetings of the  Shareholders  shall be presided over
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by the Chairman of the Board of Trustees,  if any, or if he shall not be present, by the President,  or if he shall not be present,  by a  Vice-President,  or if none of them is present,  by a chairman to be elected at the meeting.
The  Secretary  of the Trust,  if present,  shall act as Secretary of such  meetings,  or if he is not present,  an
Assistant  Secretary  shall so act;  if neither the  Secretary  nor an  Assistant  Secretary  is present,  then the meeting shall elect its secretary.

         Section 10.  Concerning  Validity of Proxies,  Ballots,  Etc. At every  meeting of the  Shareholders,  all
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proxies  shall be received and taken in charge of and all ballots  shall be received and canvassed by the secretary of the meeting,  who shall decide all questions  touching the qualification of voters, the validity of the proxies, and the  acceptance or rejection of votes,  unless  inspectors of election shall have been appointed as provided in
Section 7, in which event such inspectors of election shall decide all such questions.

                                                    ARTICLE II

                                                 BOARD OF TRUSTEES

         Section 1. Number and Tenure of Office.  The business  and  property of the Trust shall be  conducted  and
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managed by a Board of Trustees  consisting  of the number of initial  Trustees,  which  number may be  increased or decreased as provided in Section 2 of this  Article.  Each Trustee  shall,  except as  otherwise  provided  herein, hold office until the meeting of  Shareholders  of the Trust next succeeding his election or until his successor is duly elected and qualifies.  Trustees need not be Shareholders.

         Section  2.  Increase  or  Decrease  in  Number  of  Trustees.  The  Board of  Trustees,  by the vote of a
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majority of the entire  Board,  may  increase  the number of Trustees to a number not  exceeding  fifteen,  and may elect  Trustees to fill the vacancies  created by any such increase in the number of Trustees until the next annual meeting or until their  successors are duly elected and qualify;  the Board of Trustees,  by the vote of a majority of the entire  Board,  may likewise  decrease the number of Trustees to a number not less than three but the tenure of office of any Trustee shall not be affected by any such decrease.  Vacancies  occurring  other than by reason of any such  increase  shall be filled as provided for a  Massachusetts  business  trust.  In the event that after the proxy  material has been printed for a meeting of  Shareholders  at which Trustees are to be elected and any one or more nominees named in such proxy material dies or become  incapacitated,  the authorized  number of Trustees shall be  automatically  reduced by the number of such nominees,  unless the Board of Trustees prior to the meeting shall otherwise determine.

         Section 3.  Removal,  Resignation  and  Retirement.  A Trustee at any time may be removed  either  with or
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without cause by resolution duly adopted by the  affirmative  votes of the holders of two-thirds of the outstanding
Shares of the  Trust,  present  in person or by proxy at any  meeting  of  Shareholders  at which  such vote may be taken,  provided  that a quorum is present.  Any Trustee at any time may be removed  for cause by  resolution  duly adopted at any meeting of the Board of Trustees  provided  that notice  thereof is  contained in the notice of such meeting and that such  resolution  is adopted by the vote of at least two thirds of the Trustees  whose  removal is not  proposed.  As used  herein,  "for cause" shall mean any cause which under  Massachusetts  law would permit the removal of a Trustee of a business trust.

         Any  Trustee  may resign or retire as Trustee by written  instrument  signed by him and  delivered  to the other  Trustees or to any officer of the Trust,  and such  resignation  or  retirement  shall take effect upon such delivery or upon such later date as is  specified  in such  instrument  and shall be  effective as to the Trust and each  Series  of the  Trust  hereunder.  Notwithstanding  the  foregoing,  any  and  all  Trustees,  other  than an
Independent  Trustee who was a Trustee  (whether  or not  Independent)  on the date of the  adoption of the Trust's
Retirement  Plan for  Non-Interested  Trustees or  Directors,  shall be subject to the  provisions  with respect to mandatory retirement set forth in the Retirement Plan, as the same may be amended from time to time.

         Section 4. Place of Meeting.  The Trustees may hold their  meetings,  have one or more  offices,  and keep
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the books of the Trust outside  Massachusetts,  at any office or offices of the Trust or at any other place as they may from time to time by resolution  determine,  or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 5.  Regular  Meetings.  Regular  meetings of the Board of Trustees  shall be held at such time and
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on such notice,  if any, as the  Trustees may from time to time  determine.  One such regular  meeting  during each fiscal year of the Trust shall be designated an annual meeting of the Board of Trustees.

         Section 6.  Special  Meetings.  Special  meetings of the Board of  Trustees  may be held from time to time
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upon call of the Chairman of the Board of Trustees,  if any, the President or two or more of the Trustees,  by oral or  telegraphic  or written  notice duly  served on or sent or mailed to each  Trustee not less than one day before such  meeting.  No notice  need be given to any  Trustee  who  attends in person,  or to any Trustee who in writing executed  and filed with the  records  of the  meeting  either  before or after the  holding  thereof  waives  such notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

         Section  7.  Quorum.  One-third  of the  Trustees  then  in  office  shall  constitute  a  quorum  for the
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transaction  of business,  provided that a quorum shall in no case be less than two Trustees.  If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone  line, to the extent  permitted by the Investment  Company Act of 1940 (the "1940 Act")),  a majority of those present may adjourn the meeting from time to time until a quorum  shall have been  obtained.  The act of the  majority  of the  Trustees  present at any meeting  at  which  there is a  quorum  shall be the act of the  Board,  except  as may be  otherwise  specifically provided by statute,  by the  Declaration  of Trust,  by these By-Laws or by any contract or agreement to which the
Trust is a party.

         Section 8.  Executive  Committee.  The Board of  Trustees  may, by the  affirmative  vote of a majority of
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the entire  Board,  elect from the Trustees an Executive  Committee to consist of such number of Trustees (not less than three) as the Board may from time to time  determine.  The Board of Trustees  by such  affirmative  vote shall have  power at any time to change  the  members  of such  Committee  and may fill  vacancies  in the  Committee  by election from the Trustees.  When the Board of Trustees is not in session,  the Executive  Committee shall have and may  exercise  any or all of the powers of the Board of Trustees in the  management  of the business and affairs of the Trust  (including  the power to  authorize  the seal of the Trust to be affixed to all papers which may require
it) except as provided by law or by any  contract or  agreement  to which the Trust is a party and except the power to increase or decrease the size of, or fill vacancies on, the Board,  to remove or appoint  executive  officers or to dissolve or change the  permanent  membership  of the  Executive  Committee,  and the power to make or amend the
By-Laws  of the  Trust.  The  Executive  Committee  may fix its own  rules of  procedure,  and may meet when and as provided by such rules or by  resolution  of the Board of  Trustees,  but in every case the  presence of a majority shall be necessary to  constitute a quorum.  In the absence of any member of the Executive  Committee,  the members thereof  present at any  meeting,  whether or not they  constitute  a quorum,  may appoint a member of the Board of
Trustees to act in the place of such absent member.

         Section  9.  Other  Committees.  The Board of  Trustees,  by the  affirmative  vote of a  majority  of the
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entire  Board,  may appoint other  committees  which shall in each case consist of such number of members (not less than two) and shall have and may exercise,  to the extent  permitted by law, such powers as the Board may determine in the resolution  appointing  them. A majority of all members of any such committee may determine its action,  and fix the time and place of its  meetings,  unless  the  Board of  Trustees  shall  otherwise  provide.  The Board of
Trustees  shall have power at any time to change the members  and, to the extent  permitted  by law,  powers of any such committee, to fill vacancies, and to discharge any such committee.

         Section 10.  Informal  Action by and Telephone  Meetings of Trustees and  Committees.  Any action required
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or permitted to be taken at any meeting of the Board of Trustees or any  committee  thereof may be taken  without a meeting,  if a written consent to such action is signed by all members of the Board,  or of such committee,  as the case may be.  Trustees or members of the Board of Trustees  may  participate  in a meeting by means of a conference telephone or similar communications  equipment;  such participation shall, except as otherwise required by the 1940
Act, have the same effect as presence in person.

         Section 11.  Compensation of Trustees.  Trustees shall be entitled to receive such  compensation  from the
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Trust for their services as may from time to time be voted by the Board of Trustees.

         Section 12.  Dividends.  Dividends  or  distributions  payable on the Shares of any Series  may,  but need
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not be,  declared  by  specific  resolution  of the  Board as to each  dividend  or  distribution;  in lieu of such specific  resolutions,  the Board may, by general  resolution,  determine the method of  computation  thereof,  the method of  determining  the  Shareholders  of the Series to which they are payable  and the methods of  determining whether and to which Shareholders they are to be paid in cash or in additional Shares.

                                                    ARTICLE III

                                                     OFFICERS

         Section 1.  Executive  Officers.  The executive  officers of the Trust may include a Chairman of the Board
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of Trustees,  and shall include a President,  one or more Vice  Presidents  (the number thereof to be determined by the Board of  Trustees),  a Secretary  and a Treasurer.  The Chairman of the Board of  Trustees,  if any,  shall be selected from among the  Trustees.  The Board of Trustees or the  Executive  Committee  may also in its  discretion appoint Assistant  Secretaries,  Assistant  Treasurers,  and other officers,  agents and employees,  who shall have such  authority  and perform  such  duties as the Board or the  Executive  Committee  may  determine.  The Board of
Trustees may fill any vacancy  which may occur in any office.  Any two offices,  except those of President and Vice
President,  may be held by the same person,  but no officer shall execute,  acknowledge or verify any instrument in more than one capacity,  if such  instrument is required by law or these  By-Laws to be executed,  acknowledged  or verified by two or more officers.

         Section  2.  Term of  Office.  The  term of  office  of all  officers  shall  be  until  their  respective
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successors  are chosen and  qualify;  however,  any officer may be removed  from office at any time with or without cause by the vote of a majority of the entire Board of Trustees.

         Section 3. Powers and  Duties.  The  officers of the Trust shall have such powers and duties as  generally
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pertain to their  respective  offices,  as well as such powers and duties as may from time to time be  conferred by the Board of Trustees or the Executive Committee.

                                                    ARTICLE IV

                                                      SHARES

         Section  1.  Certificates  of  Shares.  Each  Shareholder  of any  Series  of the  Trust  may be  issued a
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certificate or certificates  for his Shares of that Series,  in such form as the Board of Trustees may from time to time prescribe, but only if and to the extent and on the conditions described by the Board.

         Section 2.  Transfer of Shares.  Shares of any Series shall be  transferable  on the books of the Trust by
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the holder  thereof in person or by his duly  authorized  attorney  or legal  representative,  upon  surrender  and cancellation of  certificates,  if any, for the same number of Shares of that Series,  duly endorsed or accompanied by proper  instruments  of assignment  and transfer,  with such proof of the  authenticity  of the signature as the
Trust or its agent may  reasonably  require;  in the case of shares not  represented by  certificates,  the same or similar requirements may be imposed by the Board of Trustees.

         Section  3.  Share  Ledgers.  The share  ledgers  of the  Trust,  containing  the name and  address of the
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Shareholders of each Series and the number of shares of that Series,  held by them  respectively,  shall be kept at the  principal  offices of the Trust or, if the Trust  employs a transfer  agent,  at the  offices of the  transfer agent of the Trust.

         Section 4. Lost,  Stolen or Destroyed  Certificates.  The Board of Trustees may determine  the  conditions
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upon which a new  certificate  may be issued in place of a certificate  which is alleged to have been lost,  stolen or destroyed;  and may, in their discretion,  require the owner of such certificate or his legal  representative to give bond,  with  sufficient  surety to the Trust and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new  certificate  in the place of the one so lost, stolen or destroyed.

                                                     ARTICLE V

                                                       SEAL

         The  Board of  Trustees  shall  provide a  suitable  seal of the  Trust,  in such  form and  bearing  such inscriptions as it may determine.

                                                    ARTICLE VI

                                                    FISCAL YEAR

         The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                                    ARTICLE VII

                                               AMENDMENT OF BY-LAWS

         The  By-Laws  of the Trust  may be  altered,  amended,  added to or  repealed  by the  Shareholders  or by majority  vote of the entire  Board of  Trustees,  but any such  alteration,  amendment,  addition or repeal of the
By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.